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                                                                                 NATIONSBANK CORPORATION

                                                                            RATIO OF EARNINGS TO FIXED CHARGES


                                                                                        Year Ended
                                                                                        December 31
                                                               ------------------------------------------------------------
                                               9 Months
                                                Ended
                                           September 30, 1994      1993        1992         1991        1990       1989
                                           ------------------  -----------  ----------- ----------- ----------- -----------
                                                                                   (Dollars in Thousands)
Excluding Interest on Deposits

Income before taxes                             1,966,768       $1,991,103  $1,396,213    $108,524    $625,467  $1,287,306

Equity in undistributed earnings
  of unconsolidated subsidiaries                   (1,904)          (4,756)     (1,426)     (1,114)       (668)       (471)

Fixed charges:
     Interest expense (including
       capitalized interest)                    1,997,090        1,420,800     915,880   1,290,755   1,851,513   1,691,394
     Amortization of debt discount and
       appropriate issuance costs                   6,368            6,377       3,000       2,093       2,872       2,863
     1/3 of net rent expense                       86,390           95,786      90,667      81,909      66,195      60,341
                                               ----------       ----------  ----------  ----------  ----------  ----------
Total fixed charges                             2,089,848        1,522,963   1,009,547   1,374,757   1,920,580   1,754,598

Earnings (excluding capitalized interest)      $4,054,713       $3,509,310  $2,398,329  $1,470,621  $2,533,093  $3,033,954
                                               ==========       ==========  ==========  ==========  ==========  ==========

Fixed charges                                  $2,089,848       $1,522,963  $1,009,547  $1,374,757  $1,920,580  $1,754,598
                                               ==========       ==========  ==========  ==========  ==========  ==========


Ratio of Earnings to Fixed Charges                   1.94             2.30        2.38        1.07        1.32        1.73





Including Interest on Deposits

Income before taxes                             1,966,768        1,991,103  $1,396,213    $108,524    $625,467  $1,287,306

Equity in undistributed earnings
  of unconsolidated subsidiaries                   (1,904)          (4,756)     (1,426)     (1,114)       (668)       (471)

Fixed charges:
     Interest expense (including
       capitalized interest)                    3,693,877        3,570,079   3,687,650   5,611,057   6,683,262   6,286,088
     Amortization of debt discount and
       appropriate issuance costs                   6,368            6,377       3,000       2,093       2,872       2,863
     1/3 of net rent expense                       86,390           95,786      90,667      81,909      66,195      60,341
                                               ----------       ----------  ----------  ----------  ----------  ----------
Total fixed charges                             3,786,635        3,672,242   3,781,317   5,695,059   6,752,329   6,349,292

Earnings (excluding capitalized interest)      $5,751,500       $5,658,589  $5,170,099  $5,790,923  $7,364,842  $7,628,648
                                               ==========       ==========  ==========  ==========  ==========  ==========

Fixed charges                                  $3,786,635       $3,672,242  $3,781,317  $5,695,059  $6,752,329  $6,349,292
                                               ==========       ==========  ==========  ==========  ==========  ==========


Ratio of Earnings to Fixed Charges                   1.52             1.54        1.37        1.02        1.09        1.20


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